Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”), is entered into as of November 15, 2019 by and between Jinxuan Coking Coal Ltd., a company incorporated and existing under the laws of the Cayman Islands (the “Company”), and Yajun Shi, an individual (the “Officer”). The term “Company” as used herein with respect to all obligations of the Officer hereunder shall be deemed to include the Company and all of its direct or indirect parent companies, subsidiaries, affiliates, or subsidiaries or affiliates of its parent companies (collectively, the “Group”).

RECITALS

The Company desires to employ the Officer and to assure itself of the services of the Officer during the term of Employment (as defined below).

The Officer desires to be employed by the Company during the term of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

1.	POSITION

The Officer hereby accepts a position of Chief Financial Officer of the Company (the “Employment”).

2.	TERM

Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be three years, commencing on November 15, 2019 (the “Effective Date”), unless terminated earlier pursuant to the terms of this Agreement. Upon expiration of the three-year term, the Employment shall be automatically extended for successive one -year terms unless either party gives the other party hereto a three-month prior written notice to terminate the Employment prior to the expiration of such one-year term or unless terminated earlier pursuant to the terms of this Agreement.

3.	PROBATION

No probationary period.

4.	DUTIES AND RESPONSIBILITIES

The Officer’s duties at the Company will include all jobs assigned by the Company’s Board of Directors (the “Board”).

The Officer shall devote all of his working time, attention and skills to the performance of his duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement, the Memorandum and Articles of Association of the Company (the “Articles of Association”), and the guidelines, policies and procedures of the Company approved from time to time by the Board.

5.	NO BREACH OF CONTRACT

The Officer shall use his best efforts to perform his duties hereunder. The Officer shall not, without prior consent of the Board, become an employee of any entity other than the Company and any subsidiary or affiliate of the Company, and shall not be concerned or interested in any business or entity that directly or indirectly competes with the Group (any such business or entity, a “Competitor”), provided that nothing in this clause shall preclude the Officer from holding shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere, provided however, that the Officer shall notify the Company in writing prior to his obtaining a proposed interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require. The Company shall have the right to require the Officer to resign from any board or similar body which he may then serve if the Board reasonably determines in writing that the Officer’s service on such board or body interferes with the effective discharge of the Officer’s duties and responsibilities to the Company or that any business related to such service is then in competition with any business of the Company or any of its subsidiaries or affiliates.

The Officer hereby represents to the Company that: (i) the execution and delivery of this Agreement by the Officer and the performance by the Officer of the Officer’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Officer is a party or otherwise bound, except for agreements that are required to be entered into by and between the Officer and any member of the Group pursuant to applicable law of the jurisdiction where the Officer is based, if any; (ii) that the Officer has no information (including, without limitation, confidential information and trade secrets) relating to any other person or entity which would prevent, or be violated by, the Officer entering into this Agreement or carrying out his duties hereunder; (iii) that the Officer is not bound by any confidentiality, trade secret or similar agreement (other than this) with any other person or entity except for other member(s) of the Group, as the case may be.

6.	LOCATION

The Officer will be based in the People’s Republic of China, until both parties hereto agree to change otherwise. The Officer acknowledges that he may be required to travel from time to time in the course of performing his duties for the Company.

7.	COMPENSATION AND BENEFITS

(a)       Compensation. The Officer’s cash compensation (inclusive of the statutory welfare reserves that the Company is required to set aside for the Officer under applicable law) shall be provided by the Company in a separate schedule A attached herein (“Schedule A”) or as specified in a separate agreement between the Officer and the company’s designated subsidiary or affiliated entity, subject to annual review and adjustment by the Company or the compensation committee of the Board. The cash compensation may be paid by the Company, a subsidiary or affiliated entity or a combination thereof, as designated by the Company from time to time.

(b)       Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Officer will be eligible to participate in such plan pursuant to the terms thereof.

(c)       Benefits. The Officer is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, life insurance plan, health insurance plan and travel/holiday plan.

8.	TERMINATION OF THE AGREEMENT

(a)       By the Company. The Company may terminate the Employment for cause, at any time, without notice or remuneration, if the Officer (1) commits any serious or persistent breach or non-observance of the terms and conditions of your employment; (2) is convicted of a criminal offence other than one which in the opinion of the Board does not affect the Officer’s position as an employee of the Company, bearing in mind the nature of your duties and the capacity in which the Officer is employed; (3) willfully disobeys a lawful and reasonable order; (4) misconducts himself and such conduct being inconsistent with the due and faithful discharge of the Officer’s material duties; (5) is guilty of fraud or dishonesty; or (6) is habitually neglectful in his duties. The Company may terminate the Employment without cause at any time with a three-month prior written notice to the Officer or by payment of three months’ salary in lieu of notice.

(b)       By the Officer. The Officer may terminate the Employment at any time with a three-month prior written notice to the Company or by payment of three months’ salary in lieu of notice. In addition, the Officer may resign prior to the expiration of the Agreement if such resignation or an alternative arrangement with respect to the Employment is approved by the Board.

(c)       Notice of Termination. Any termination of the Officer’s employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination.

9.	CONFIDENTIALITY AND NONDISCLOSURE

(a)       Confidentiality and Non-disclosure. The Officer hereby agrees at all times during the term of his employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. The Officer understands that “Confidential Information” means any proprietary or confidential information of the Group, its affiliates, their clients, customers or partners, and the Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Group on whom the Officer called or with whom the Officer became acquainted during the term of his employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances, information about the suppliers, joint ventures, licensors, licensees, distributors and other persons with whom the Group does business, information regarding the skills and compensation of other employees of the Group or other business information disclosed to the Officer by or obtained by the Officer from the Group, its affiliates, or their clients, customers or partners either directly or indirectly in writing, orally or by drawings or observation of parts or equipment, if specifically indicated to be confidential or reasonably expected to be confidential. Notwithstanding the foregoing, Confidential Information shall not include information that is generally available and known to the public through no fault of the Officer.

(b)       Company Property. The Officer understands that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with his work or using the facilities of the Group are property of the Group and subject to inspection by the Group, at any time. Upon termination of the Officer’s employment with the Company (or at any other time when requested by the Company), the Officer will promptly deliver to the Company all documents and materials of any nature pertaining to his work with the Company and will provide written certification of his compliance with this Agreement. Under no circumstances will the Officer have, following his termination, in his possession any property of the Group, or any documents or materials or copies thereof containing any Confidential Information.

(c)       Former Employer Information. The Officer agrees that he has not and will not, during the term of his employment, (i) improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity with which the Officer has an agreement or duty to keep in confidence information acquired by Executive, if any, or (ii) bring into the premises of the Group any document or confidential or proprietary information belonging to such former employer, person or entity unless consented to in writing by such former employer, person or entity. The Officer will indemnify the Group and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation of the foregoing.

(d)       Third Party Information. The Officer recognizes that the Group may have received, and in the future may receive, from third parties their confidential or proprietary information subject to a duty on the Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Officer agrees that the Officer owes the Group and such third parties, during the Officer’s employment by the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or firm and to use it in a manner consistent with, and for the limited purposes permitted by, the Group’s agreement with such third party.

This Section 9 shall survive the termination of this Agreement for any reason. In the event the Officer breaches this Section 9, the Company shall have right to seek remedies permissible under applicable law.

10.	WITHHOLDING TAXES

Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such national, provincial, local or any other income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

11.	NOTIFICATION OF NEW EMPLOYER

In the event that the Officer leaves the employ of the Company, the Officer hereby grants consent to notification by the Company to his new employer about his rights and obligations under this Agreement.

12.	ASSIGNMENT

This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that (i) the Company may assign or transfer this Agreement or any rights or obligations hereunder to any member of the Group without such consent, and (ii) in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

13.	SEVERABILITY

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

14.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Officer and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter, other than any such agreement under any employment agreement entered into with a subsidiary of the Company at the request of the Company to the extent such agreement does not conflict with any of the provisions herein. The Officer acknowledges that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Officer and the Company.

15.	REPRESENTATIONS

The Officer hereby agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Officer hereby represents that the Officer’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Officer in confidence or in trust prior to his employment by the Company. The Officer has not entered into, and hereby agrees that he will not enter into, any oral or written agreement in conflict with this Section 18. The Officer represents that the Officer will consult his own consultants for tax advice and is not relying on the Company for any tax advice with respect to this Agreement or any provisions hereunder.

16.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.	ARBITRATION

Any dispute arising out of, in connection with or relating to, this Agreement shall be resolved through arbitration pursuant to this Section 20. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the rules of the United Nations Commission of International Trade Law (“UNCITRAL Rules”) in effect at the time of the arbitration. There shall be one arbitrator. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award.

18.	AMENDMENT

This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

19.	WAIVER

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20.	NOTICES

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) otherwise delivered against receipt therefor, or (iii) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party.

21.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

22.	NO INTERPRETATION AGAINST DRAFTER

Each party recognizes that this Agreement is a legally binding contract and acknowledges that such party has had the opportunity to consult with legal counsel of choice. In any construction of the terms of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such terms. The Officer agrees and acknowledges that he has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has ample opportunity to do so.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

Jinxuan Coking Coal Ltd.

By:	/s/Xiangyang Guo

Name:	Xiangyang Guo

Title:	Chief Executive Officer

Officer

Signature:	/s/ Yajun Shi

Name:	Yajun Shi

[Signature Page to Employment Agreement]

Schedule A

Annual compensation to Mr. Shi is RMB103,200, to be paid monthly in arrears as determined by the Company.